Exhibit 16.1

November 24, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by MSA Safety Incorporated (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of MSA Safety Incorporated dated November 24, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 600 Grant Street, Pittsburgh, PA 15219 T: (412) 355 6000, F: (412) 355 8089, www.pwc.com/us